UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1933

Date of Report (Date of earliest event reported): November 18, 2014

OWENS REALTY MORTGAGE, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54957	46-0778087
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California	94595
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 935-3840

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in the Company’s Annual Report on Form 10-K filed with the Securities Exchange Commission (the “SEC”) on March 27, 2014, Owens Realty Mortgage, Inc. (the “Company”) owns an 80.74% interest in TOTB Miami, LLC, a Florida limited liability company (“TOTB Miami”).  TOTB Miami was formed to own and operate a condominium complex located in Miami, Florida that was acquired through foreclosure and a series of related transactions. The Company’s manager, Owens Financial Group, Inc. (the “Manager”), is the owner of the other 19.26% interest in TOTB Miami.  The condominium complex consists of three buildings on 5.41 acres of land.

TOTB Miami contributed to its wholly–owned subsidiary, TOTB North, LLC (“TOTB North”), one of the buildings, a 160 unit apartment complex, and 2.37 acre parcel located at 7525 E. Treasure Drive, North Bay Village, Florida (the “North Property”). As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2014, TOTB North entered into a Construction Loan Agreement (the “North Loan Agreement”) with Bank of the Ozarks as the lender (“Lender”)  providing TOTB North with a loan (the “North Loan”) of up to $21,304,000.  The North Loan was joint and severally guaranteed by the Company and the Manager, and is secured by, among other things, (i) a first mortgage lien on the North Property and all of its improvements, amenities and appurtenances, (ii) an assignment of all personal property, sales contracts, rents, leases, and ground leases associated with the North Property, (iii) all design, development, service, management, leasing and construction contracts associated with the North Property, and (iv) certain reserves established by Lender as additional collateral for the North Loan (collectively, the “North Loan Collateral”).  The North Loan Collateral is further described in the North Loan Agreement and certain related agreements, including a Mortgage, Security Agreement and Fixture Filing (the “North Security Agreement”) and an Assignment of Rents and Revenues (the “North Assignment”).

TOTB Miami continues to hold directly the other two condominium buildings and related land, including the 154 unit condominium building (the “Condominiums”) located at 1900 S. Treasure Drive, North Bay Village, Florida on an approximately 0.74 acre parcel of land (the “Land” and, together with the Condominiums, the “Property”). On November 17, 2014, TOTB Miami entered into a Loan Agreement (the “Loan Agreement”) with Lender providing TOTB Miami a loan (the “Loan”) of up to an additional $13,000,000, subject to the terms and conditions of the new Loan documents, for the purpose of additional loan funding capacity and operating liquidity. The Loan is evidenced by the Loan Agreement, a related Promissory Note (the “Note”), a Mortgage, Security Agreement and Fixture Filing, an Assignment of Rents and Revenues, a Collateral Assignment of Declaration Rights, an Environmental Indemnity Agreement, and an Assignment and Subordination of Management Agreement. Capitalized terms used and not defined herein are further defined in the Loan Agreement and the Note.

As a condition of providing the new Loan, the Lender required that the new Loan and the North Loan be cross collateralized and cross-defaulted, that excess proceeds from any sale of the North Property be used to reduce or pay off the new Loan and that excess proceeds from any sale of the Property be used to pay off the North Loan. Accordingly, such terms are included in the new Loan documents and a Modification Agreement has been entered to amend the North Loan Agreement, the North Assignment and the North Security Agreement to add these terms.  The Lender has also required a joint and several repayment guaranty from the Company and the Manager (the “Repayment Guaranty”) that guarantees repayment of the Loan subject to certain limitations, and a joint and several carve-out guaranty from the Company and the Manager (the “Carve-Out Guaranty” and, together with the Repayment Guaranty, the “Guarantees”) that provides a guaranty with respect to standard “bad-boy” carve-out provisions.

The initial maturity date (the “Maturity Date”) of the Loan is November 16, 2017, and the Maturity Date may be extended at the option of TOTB Miami for two additional one year periods if a number of conditions outlined in the Loan Agreement are met, including among others, the conditions that there be no defaults, that the Property have a loan to value ratio calculated in accordance with the Loan Agreement at or below 65% at the time of each extension, that the debt service coverage ratio (“DSCR”) of the Property calculated in accordance with the Loan Agreement equals or exceeds 1.35:1 at the time of each extension, that all reserves required to be established are fully funded, that there be no Material Adverse Change relating to TOTB Miami or any Guarantor and that certain additional fees are paid to Lender at the time of the extension.

Borrowings under the Loan documents are subject to customary closing conditions. All outstanding borrowings under the Loan will bear interest equal to the floating daily Three Month LIBOR rate of interest plus four percent (4.0%) per annum (the “Note Rate”), but in no event will the Note Rate be lower than the floor rate of four and one-quarter percent (4.25%) per annum. The Note Rate determined as of November 17, 2014 is four and one quarter percent (4.25%) per annum.  Upon a default under the Loan documents, including any cross-default, the Note Rate increases by an additional eight percent (8.00%) per annum. Principal and interest is payable monthly, in arrears, on the first business day of each month (the “Payment Date”). The principal payment amount is calculated monthly based on the principal component of a mortgage-style amortization schedule calculated using the principal balance and the Note Rate as of the corresponding Payment Date and a period of 300 months (less the number of any such monthly principal payments made by TOTB Miami prior to the applicable monthly calculation). The balance of the Loan is due on the Maturity Date. Borrowings will be secured by: (i) a first mortgage lien on the Property and all improvements, amenities and appurtenances to the Property, (ii) an assignment of all personal property, sales contracts, rents, leases, and ground leases associated with the Property, (iii) all design, development, service, management, leasing and construction contracts associated with the Property, and (iv) certain reserves established by Lender as additional collateral. The Loan and the North Loan are cross-collateralized, so each of the Loan and the North Loan is secured by the collateral provided pursuant to both loans.

The Loan documents contain affirmative, negative and financial covenants of TOTB Miami and the Guarantors which are customary for loans of this type, including among others a requirement that the Company in its capacity as a Guarantor maintain: (i) a minimum of $5,000,000 in unencumbered cash balances and (ii) a minimum Net Worth of $35,000,000. TOTB Miami is obligated to pay customary closing fees, disbursements and expenses, including an origination fee to the Lender, aggregating approximately $335,000.

The Loan documents contain events of default (subject to specified thresholds and, in certain cases, cure periods) which are customary for loans of this type, and includes cross-default provisions with respect to the North Loan documents. If an event of default occurs and is continuing under the Loan or North Loan documents, Lender may, among other things, terminate its obligations to lend funds to the Company and require the Company to repay all amounts owed, take possession of the collateral and proceed to complete the TOTB North project at the cost of the Company and/or take certain actions against Guarantors pursuant to the Guarantees.

The foregoing descriptions of the Loan documents do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements attached as Exhibits 10.1 through 10.10 to this Current Report on Form 8-K and incorporated herein by reference. A copy of a press release announcing the entry into the Loan documents is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective November 17, 2014, the Company’s Board of Directors, acting by written consent, granted to the Manager and two of its owners, Mr. William C. Owens, the Company’s Chairman of the Board, President and Chief Executive Officer, and Mr. Bryan H. Draper, a member of the Board and the Company’s Chief Financial Officer, Treasurer and Secretary, a waiver of the Company’s Code of Business Conduct and Ethics as it relates to the Manager’s interest in the Loan and the North Loan and its delivery of the Guarantees and related documents as described in Item 1.01.  The information set forth under Item 1.01 is incorporated herein by reference.

The Company’s Code of Business Conduct and Ethics requires the Company’s directors, officers and employees and personnel of the Company’s manager, Owens Financial Group, Inc., to disclose situations that reasonably could be perceived as a conflict of interest, including financial transactions between such employees and companies that are suppliers of the Company. Where the person disclosing such conflict or potential conflict is a director or executive officer of the Company, as in the case of Mr. Owens and Mr. Draper, the person must seek waiver of the disclosed conflict or potential conflict from the Board of Directors or appropriate committee of the Board of Directors of the Company.

The Board of Directors approved the waiver of this potential conflict and authorized the Loan transaction and the Guarantees, after considering the benefits of the Loan transaction and the Guarantees to the Company and its stockholders.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description

10.1	Loan Agreement, dated as of November 17, 2014, between TOTB Miami, LLC and Bank of the Ozarks.
10.2	Promissory Note of TOTB Miami, LLC, dated as of November 17, 2014, payable to the order of Bank of the Ozarks.
10.3	Mortgage, Security Agreement and Fixture filing, dated as of November 17, 2014, by TOTB Miami, LLC to Bank of the Ozarks.

10.4	Assignment of Rents and Revenues, dated as of November 17, 2014, by TOTB Miami, LLC to Bank of the Ozarks.
10.5	Modification Agreement, dated as of November 17, 2014, between TOTB North, LLC, Bank of the Ozarks, Owens Realty Mortgage, Inc. and Owens Financial Group, Inc.
10.6	Environmental Indemnity Agreement, dated as of November 17, 2014, by TOTB Miami, LLC, Owens Realty Mortgage, Inc. and Owens Financial Group, Inc. for the benefit of Bank of the Ozarks.
10.7	Carveout Guaranty, dated as of November 17, 2014, by Owens Realty Mortgage, Inc. and Owens Financial Group, Inc. for the benefit of Bank of the Ozarks.
10.8	Repayment Guaranty, dated as of November 17, 2014, by Owens Realty Mortgage, Inc. and Owens Financial Group, Inc. for the benefit of Bank of the Ozarks.
10.9	Collateral Assignment of Declaration Rights by TOTB Miami, LLC, dated as of November 17, 2014, in favor of Bank of the Ozarks.
10.10	Assignment and Subordination of Management Agreement, dated as of November 17, 2014, by TOTB Miami, LLC and Internacional Realty Management, LLC in favor of the Bank of the Ozarks.
99.1	Press Release dated November 18, 2014.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS REALTY MORTGAGE, INC.,
a Maryland corporation

Dated:            November 18, 2014                                     By: /s/ William C. Owens
Name:  William C. Owens
Title:    President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description

10.1	Loan Agreement, dated as of November 17, 2014, between TOTB Miami, LLC and Bank of the Ozarks.
10.2	Promissory Note of TOTB Miami, LLC, dated as of November 17, 2014, payable to the order of Bank of the Ozarks.
10.3	Mortgage, Security Agreement and Fixture filing, dated as of November 17, 2014, by TOTB Miami, LLC to Bank of the Ozarks.
10.4	Assignment of Rents and Revenues, dated as of November 17, 2014, by TOTB Miami, LLC to Bank of the Ozarks.
10.5	Modification Agreement, dated as of November 17, 2014, between TOTB North, LLC, Bank of the Ozarks, Owens Realty Mortgage, Inc. and Owens Financial Group, Inc.
10.6	Environmental Indemnity Agreement, dated as of November 17 2014, by TOTB Miami, LLC, Owens Realty Mortgage, Inc. and Owens Financial Group, Inc. for the benefit of Bank of the Ozarks.
10.7	Carveout Guaranty, dated as of November 17, 2014, by Owens Realty Mortgage, Inc. and Owens Financial Group, Inc. for the benefit of Bank of the Ozarks.
10.8	Repayment Guaranty, dated as of November 17, 2014, by Owens Realty Mortgage, Inc. and Owens Financial Group, Inc. for the benefit of Bank of the Ozarks.
10.9	Collateral Assignment of Declaration Rights by TOTB Miami, LLC, dated as of November 17, 2014, in favor of Bank of the Ozarks.
10.10	Assignment and Subordination of Management Agreement, dated as of November 17, 2014, by TOTB Miami, LLC and Internacional Realty Management, LLC in favor of the Bank of the Ozarks.
99.1	Press Release dated November 18, 2014.